UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 15, 2015

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Summit Lake Drive, Suite 100

Valhalla, New York 10595

(Address of principal executive offices)

914-345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (the “Company”) was held on June 15, 2015. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015, were (1) the election of six nominees to the Company’s board of directors and (2) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Each of the director nominees set forth below was elected to hold office until his or her respective successor is duly elected and qualified or until his or her death, resignation or removal, and the stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The table below shows the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

(1)	Election of Directors

	For	Withheld	Broker Non-Votes
Laureen DeBuono	24,447,303	1,269,838	7,283,871
Ronald Doornink	23,925,146	1,791,995	7,283,871
Kenneth A. Fox	23,926,021	1,791,120	7,283,871
William E. Keitel	24,445,686	1,271,455	7,283,871
Juergen Stark	24,375,349	1,341,792	7,283,871
Andrew Wolfe	24,456,068	1,261,073	7,283,871

(2)	Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain
31,877,537	967,945	155,530

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2015	TURTLE BEACH CORPORATION

	By:	/s/ John T. Hanson
John T. Hanson
Chief Financial Officer